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                                                     Company contact:
                                                     John Lorentz 818 / 704-3797

FOR IMMEDIATE RELEASE                                May 14, 2003
---------------------


                          21ST CENTURY INSURANCE GROUP
                          ----------------------------
                       REPORTS 2003 FIRST QUARTER RESULTS
                       ----------------------------------

(WOODLAND HILLS, CA) - 21st Century Insurance Group (NYSE: TW) today reported a net loss for the quarter ended March 31, 2003, of $6.7 million, or $0.08 loss per share, compared to net income of $8.3 million, or $0.10 earnings per share, for the quarter ended March 31, 2002. The results for the latest quarter include an after-tax charge of $24.1 million, or $0.28 per share, to strengthen reserves to resolve 1994 Northridge Earthquake claims that were allowed to be reopened by California Senate Bill 1899 (SB 1899).

Operating income (as defined below) for the three months ended March 31, 2003, increased 25% to $14.8 million ($0.17 per share) from $11.8 million ($0.14 per share) in the first quarter of 2002.

Direct premiums written for the personal auto lines increased 27% to $293.6 million in the first quarter of 2003 compared to $230.4 million in the first quarter of 2002. The rate of growth has increased steadily for the past five quarters:


                    % INCREASE IN PREMIUM FROM
          QUARTER   SAME QUARTER IN PRIOR YEAR
          -------   --------------------------

          2002 Q1         1%
          2002 Q2         8%
          2002 Q3         15%
          2002 Q4         20%
          2003 Q1         27%


The Company also recently passed 750,000 auto policies in force, setting an all time record in its 44-year history. The Company has increased auto policies in force by more than 100,000 over the past year.

The personal auto combined ratio improved to 97.0% in the first quarter of 2003 from 98.6% for the same quarter a year ago, continuing steady improvement toward its goal of a 96% combined ratio.

"We are achieving strong growth and improved profitability in our personal auto business while making progress resolving legacy liabilities," said Bruce W. Marlow, President and CEO.


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Concerning SB 1899, the Company regularly reviews its estimates of the cost to resolve the claims created by the passage of this bill by the California legislature, and revises its estimates as necessary based on emerging settlement patterns and costs. During the first quarter of 2003, a discovery stay was lifted by the judge assigned to the Company's cases and trial dates were set for all pending lawsuits. The Company continues to make fair and reasonable settlements of claims brought under SB 1899, but will vigorously defend itself against excessive demands and fraudulent claims. The majority of the reserve increase of $37.0 million pre-tax ($24.1 million after-tax) will be applied to reserves for legal defense. As there is no precedent for this legislatively created event, reserve estimates for SB 1899 are highly uncertain.


DEFINITION AND RECONCILIATION OF NON-GAAP MEASURES (OPERATING INCOME)

Operating Income, a non-GAAP financial measure, is a key metric used by management in monitoring the operating results of the Company's core business. Because the Company's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing the Company's non-GAAP financial measures to those of other companies.

Operating Income includes (a) the underwriting revenues and expenses attributable to the personal auto lines, personal umbrella lines, and related vehicle lines, plus (b) net investment income excluding realized capital gains or losses on the investment portfolio. Specifically excluded from Operating Income are realized gains and losses from the investment portfolio, results of the homeowner and earthquake lines of business, SB 1899 expenses and reserve changes, interest expense on capital leases, non-recurring items and certain state, local and other taxes. The Company believes Operating Income provides investors a valuable measure of the performance of the Company's ongoing business because it excludes the variability created by the particular timing of realized capital gains and losses, results of the run-off lines of business and non-recurring items.

Schedule A presents the Company's Operating Income for the first quarter of 2003 and 2002, as well as a reconciliation of Operating Income to GAAP net income.


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ABOUT 21ST
----------

Founded in 1958, 21st Century Insurance Group provides personal automobile insurance to customers in California, Arizona, Nevada, Oregon and Washington who prefer excellent service and a high-feature product at a competitive price. Twenty-four-hours-a-day, 365 days a year, customers choose to purchase insurance over the phone from 21st Century's centralized licensed insurance agents at 1-800-211-SAVE and through its full service Internet site at WWW.21ST.COM or
                                                             ------------
from the Company's neighborhood centers during normal business hours. 21st Century is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor's.

21st Century Insurance Group is traded on the New York Stock Exchange under the trading symbol TW and is headquartered at 21st Century Plaza, 6301 Owensmouth Avenue, Woodland Hills, CA 91367.

CAUTIONARY  STATEMENT:
Statements contained herein and within other publicly available documents may include, and the Company's officers and representatives may from time to time make statements which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. These statements may address, among other things, the Company's strategy for growth, underwriting results, product development, computer systems, regulatory approvals, market position, financial results, dividend policy and reserves. It is possible that the Company's actual results, actions and financial condition may differ, possibly materially, from the anticipated results, actions and financial condition indicated in these forward-looking statements. Important factors that could cause the Company's actual results and actions to differ, possibly materially, from those in the specific forward-looking statements include the effects of competition and competitors' pricing actions; unanticipated adverse underwriting and claims experience, including revived earthquake claims under SB 1899; customer service problems; the impact on Company operations of natural disasters, principally earthquake, or civil disturbance, due to the concentration of Company facilities and employees in Woodland Hills, California; information systems problems, including failures to implement information technology projects on time and within budget; adverse developments in financial markets or interest rates; and unanticipated results of legislative, regulatory or legal actions, including the inability to obtain approval for rate increases and product changes and adverse actions taken by state regulators in market conduct examinations. The Company is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Additional financial information is available on the Company's website at www.21st.com (which shall not be deemed to be incorporated in or a part of this release) or by request to the Investor Relations Department.


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
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                                                                       EXHIBIT A
                  21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                    CONDENSED FINANCIAL DATA - PERSONAL AUTO
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                      QUARTER ENDED MARCH 31,
                                                          2003       2002
                                                        ---------  ---------
PERSONAL AUTO LINES
  Direct premiums written                               $293,616   $230,419
                                                        =========  =========
  Net premiums written                                  $292,479   $220,699
                                                        =========  =========

  Net premiums earned                                   $271,441   $215,111

  Loss and loss adjustment expenses incurred             216,343    181,777
  Underwriting expenses incurred                          47,086     30,368
                                                        ---------  ---------
      Underwriting income                                  8,012      2,966
  Net investment income                                   11,637     11,265
  Federal income tax expense                              (4,863)    (2,409)
                                                        ---------  ---------
      Operating income                                  $ 14,786   $ 11,822
                                                        =========  =========
  Loss and loss adjustment expense ratio                    79.7%      84.5%
  Underwriting expense ratio                                17.3%      14.1%
                                                        ---------  ---------
  GAAP combined ratio                                       97.0%      98.6%
                                                        =========  =========

----------------------------------------------------------------------------
RECONCILIATION OF OPERATING INCOME TO NET
    (LOSS) INCOME
After tax amounts
  Operating income                                      $ 14,786   $ 11,822
  Underwriting loss on homeowner and earthquake
    lines                                                (24,050)    (6,949)
  Realized investment gains                                2,977      1,081
  Interest expense on capital lease                         (460)         -
  State, local and other tax expense                          36      2,369
                                                        ---------  ---------
  Net (loss) income                                     $ (6,711)  $  8,323
                                                        =========  =========
Per share(1)
  Operating income                                      $   0.17   $   0.14
  Underwriting loss on homeowner and earthquake lines      (0.28)     (0.08)
  Realized capital gains                                    0.03       0.01
  Interest expense on capital lease                            -          -
  State, local and other tax expense                           -       0.03
                                                        ---------  ---------
  Net (loss) income                                     $  (0.08)  $   0.10
                                                        =========  =========


_______________________________
(1) Basic and diluted amounts per common share are the same for all periods shown.


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
                                                                        EXHIBIT B
                  21ST CENTURY INSURANCE GROUP AND SUBSIDIARIES
                       CONDENSED FINANCIAL DATA - ALL LINES
               (AMOUNTS AND UNITS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                        QUARTER ENDED MARCH 31,
                                                          2003           2002
                                                     --------------  ------------
TOTAL ALL LINES
   Direct premiums written                           $     293,605   $   233,015
                                                     ==============  ============
   Net premiums written                              $     292,472       209,108
                                                     ==============  ============

   Net premiums earned                               $     271,441   $   215,111

   Loss and loss adjustment expenses incurred              253,343       188,635
   Underwriting expenses incurred                           47,086        30,459
                                                     --------------  ------------
      Underwriting loss                                    (28,988)       (3,983)
   Net investment income                                    11,637        11,265
   Realized investment gains                                 4,580         1,663
   Interest and fees expense on capital lease                 (707)            -
   Federal income tax benefit (expense)                      6,767          (622)
                                                     --------------  ------------
   Net (loss) income                                 $      (6,711)  $     8,323
                                                     ==============  ============

   Net (loss) income per common share (1)            $       (0.08)  $      0.10
                                                     ==============  ============

---------------------------------------------------------------------------------

                                                        MARCH 31,    DECEMBER 31,
BALANCE SHEET DATA                                        2003           2002
                                                     --------------  ------------
   Invested assets                                   $   1,063,615   $ 1,030,478
   Total assets                                      $   1,515,233   $ 1,470,037
   Stockholders' equity                              $     646,592   $   655,608
   Number of common shares outstanding                  85,431,505    85,431,505
   Book value per share                              $        7.57   $      7.67

ADDITIONAL INFORMATION
   Statutory surplus                                 $     385,036   $   397,381
   Net premiums written to statutory surplus ratio             2.7           2.4
   Cash and investments at holding company           $       3,773   $     6,977

   Auto units in force                                       1,275         1,206
   Homeowner units in force (in runoff)                          -             5

   California auto renewal ratio                                93%           93%

   After-tax yield on investments                              3.7%          4.3%


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